Exhibit 10(ll)

FPL GROUP, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY
(effective January 1, 2010)

Annual Retainer (payable quarterly in common stock or cash)	$50,000
Board or Committee meeting fee	$2,000/meeting
Audit Committee Chair retainer (annual) (payable quarterly)	$15,000
Other Committee Chair retainer (annual) (payable quarterly)	$10,000
Annual grant of restricted stock (under Non-Employee Directors Stock Plan)	that number of shares determined by dividing $110,000 by closing price of FPL Group common stock on effective date of grant (rounded up to the nearest 10 shares)
Miscellaneous
- Travel and Accident
Insurance while on
Company business.

- Certain directors
accrue dividends and
interest on the
phantom stock units
granted to them upon
the termination of the
Non-Employee
Director Retirement
Plan in 1996.

- Travel and related
expenses while on
Board business are
paid or reimbursed by
the Company.
Directors may travel
on Company aircraft
in accordance with
the Company’s
Aviation Policy
(primarily to or from
Board meetings and
while on Board
business; in limited
circumstances for
other reasons).

- Directors may
participate in the
Company’s Deferred
Compensation Plan.

- Directors may
participate in the
Company’s matching
gift program, which
matches gifts to
educational
institutions to a
maximum of $10,000
per donor.